CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of Rational Dividend Capture Fund, Rational Risk Managed Emerging Markets Fund, Rational Real Strategies Fund, Rational Defensive Growth Fund, and Rational Strategic Allocation Fund, each a series of Mutual Fund and Variable Insurance Trust, under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Cohen Fund Audit Services, Ltd.

Cleveland, Ohio

April 29, 2016